UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

CENTURY PROPERTIES FUND XIX, LP

(Exact name of registrant as specified in its charter)

DELAWARE	0-11935	94-2887133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Beattie Place Post Office Box 1089 Greenville, South Carolina		29602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (864) 239-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.	Termination of a Material Definitive Agreement.

On December 29, 2011, Aimco Properties, L.P., a Delaware limited partnership (“AIMCO OP”) terminated the Agreement and Plan of Merger (the “Merger Agreement”) entered into on July 28, 2011 by and among Century Properties Fund XIX, LP, a Delaware limited partnership (“CPF XIX”), AIMCO OP, and AIMCO CPF XIX Merger Sub LLC, a Delaware limited liability company of which AIMCO OP is the sole member (the “Merger Subsidiary”). Pursuant to the Merger Agreement, the Merger Subsidiary was to merge with and into CPF XIX, with CPF XIX as the surviving entity (the “Merger”). AIMCO OP determined not to proceed with the Merger and there were no penalties incurred in connection with the termination. An affiliate of AIMCO OP wholly owns and controls the managing general partner of the general partner of CPF XIX.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XIX, LP

Date: December 29, 2011	By:	FOX PARTNERS II,
Its General Partner

	By:	FOX CAPITAL MANAGEMENT CORPORATION,
Its Managing General Partner

	By:	/s/ Trent A. Johnson
Trent A. Johnson
Vice President and Assistant General Counsel